EXHIBIT 3.1

CERTIFICATE OF AMENDMENT OF

CERTIFICATE OF INCORPORATION OF

RYAN SPECIALTY GROUP HOLDINGS, INC.

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Patrick G. Ryan, being the Chief Executive Officer of Ryan Specialty Group Holdings, Inc., a corporation duly organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), DOES HEREBY CERTIFY as follows:

FIRST: That the Corporation was originally formed as Maverick Specialty, Inc., a Delaware corporation, and filed its original Certificate of Incorporation with the Secretary of State of the State of Delaware on March 5, 2021 (the “Certificate of Incorporation”), amended its name to Ryan Specialty Group Holdings, Inc. by filing an amendment on May 11, 2021, and amended and restated its Certificate of Incorporation on July 21, 2021.

SECOND: That by unanimous written consent of the Board of Directors of Ryan Specialty Group Holdings, Inc., a resolution was duly adopted setting forth the proposed amendment of the Certificate of Incorporation of the Corporation to amend the name of the Corporation. The resolution setting forth the proposed amendment is as follows:

NOW, THEREFORE, BE IT RESOLVED, that the Certificate of Incorporation of the Corporation be amended by deleting Article One in its entirety and replacing it with a new Article One to read as follows, such amendment to be effective on or about June 6, 2022:

Name. The name of this corporation is Ryan Specialty Holdings, Inc. (herein after called the “Corporation”).

THIRD: That this Certificate of Amendment shall be effective on June 6, 2022.

FOURTH: That the terms and conditions of this Certificate of Amendment of the Certificate of Incorporation were duly adopted by the board of directors of the Corporation in accordance with Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the undersigned officer of the Corporation has executed this Certificate of Amendment to the Certificate of Incorporation on June 3, 2022.

RYAN SPECIALTY GROUP HOLDINGS, INC.,

a Delaware corporation

By:	/s/ Patrick G. Ryan
Name:	Patrick G. Ryan
Its:	Chief Executive Officer